Exhibit 10(a)78

            ENTERGY CORPORATION AND SUBSIDIARIES
                     EQUITY AWARDS PLAN


                  Certificate of Amendment
                       Amendment No. 1


     THIS INSTRUMENT, executed and made effective this 7th day of December, 2001 ("Effective Date"), constitutes the First Amendment of the Entergy Corporation and Subsidiaries
Equity Awards Plan (the "Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 9.01 of the Plan giving the Committee the right to amend the Plan, the Plan is hereby amended as follows:

     1. Article II of the Plan is amended to add the following new Section 2.30 and new Section 2.31:

2.30 "Performance Share Units" shall mean an Equity Award that is subject to attainment of performance goals established by the Committee at the beginning of the Performance Period and shall be subject to the award and other provisions of Article VII to the same extent as Performance Shares, except that payment in respect of Performance Share Units may be settled in cash at the election of the Participant.

2.31 "Restricted Share Units" shall mean an Equity Award that is subject to such restrictions on transfer and such forfeiture conditions as the Committee deems appropriate and shall be subject to the grant, dividend, forfeiture and other provisions of Article VI to the same extent as Restricted Shares, except that a Participant shall not be entitled to vote Restricted Share Units and payment in respect of Restricted Share Units may be settled in cash at the election of the Participant. The restrictions imposed upon an award of Restricted Share Units will lapse in accordance with the requirements specified by the Committee in the award agreement.

     2. Article X, Section 10.02 of the Plan is amended and restated as follows:

10.01 Fractional Shares. The Employer shall not be required to deliver any fractional share of Common Stock but may pay, in lieu thereof, the Fair Market Value of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. For purposes of this Section 10.02, the Fair Market Value shall be determined as of the following dates: (i) the date on which restrictions lapse for Restricted Shares or Restricted Share Units, (ii) the date of delivery of Performance Shares or Performance Share Units, (iii) the maturity date for Equity Awards other than Restricted Share Units or Performance Share Units, or (iv) in any case, such other dates the Committee may determine.

      3. The last sentence of Article XI, Section 11.03 of the
         Plan is amended and restated as follows:

     In addition, unless agreed to in writing and signed by the affected System Management Participant and by the Committee, no provision of this Plan may be modified, waived or discharged before the earlier of: (a) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (b) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

     4. A new Article XII is added to the Plan to read as follows:

                         ARTICLE XII

                     DEFERRAL ELECTIONS

12.01 Definitions. The following definitions shall be applicable to this Article XII of the Plan:

     (a)  "System Management Participant" shall mean a
          Participant who is currently, or was immediately prior to the commencement of a Change in Control Period, at one of the System Management Levels set forth in Section 2.28. Notwithstanding the foregoing, a former System Management Participant who has otherwise satisfied Section 12.04(c) shall be treated as a System Management Participant solely for purposes of being eligible to make Successive Deferral Elections in accordance with Section 12.04.

     (b) Additional definitions set forth in other Sections of this Article XII shall apply to all provisions of this
          Article XII unless otherwise indicated.

12.02 Deferral Elections.

     (a)  At any time designated in subsection (b) of this
          Section 12.02, a System Management Participant may execute and deliver to the Committee (or its delegate) one or more irrevocable written elections (each, a "Deferral Election") to defer receipt of such Deferrable Benefits (as defined herein) as System Management Participant may designate in such Deferral Election. A "Deferrable Benefit" is any of the following forms of Award payable under the Plan:

          (i)  Shares deliverable upon exercise of
               nonstatutory stock options ("Profit Shares"), provided that stock options must be exercised using mature shares held by the System Management Participant ("stock-for-stock" exercise), under guidelines and procedures for stock-for-stock exercise provided by the Committee or otherwise in accordance with 12.02(b)(v);

          (ii) Restricted Share Units, provided that the Restricted Period must be scheduled to expire more than six months after the date a Deferral Election respecting it is delivered to the Committee (or its delegate);

         (iii) Performance Share Units, provided that payment in respect of such Performance Share Units must be scheduled to be made more than six months after the date a Deferral Election respecting it is delivered to the Committee (or its delegate) or otherwise in accordance with 12.02(b)(vi); and

          (iv) Incentive Compensation under the Executive Annual
               Incentive Plan ("EAIP") used to purchase Equity Awards at a discount in accordance with Section 8.01 ("EAIP Equity Awards"), provided that payment of the Incentive Compensation used to purchase such EAIP Equity Awards must be scheduled to be made no earlier than the calendar year following the performance year to which such Incentive Compensation relates or otherwise in accordance with
               Section 12.02(b)(vii).

     (b) Each Deferral Election must be made in accordance with the following provisions:

          (i) With respect to shares of stock deliverable upon stock-for-stock exercise: A Deferral Election must be made no later than the date that precedes by six (6) months the earliest date in the next succeeding calendar year proposed for exercise of options using mature shares;

          (ii) With respect to Restricted Share Units: A Deferral
               Election must be made no later than the date that precedes by six months the expiration of the Restricted Period for such Equity Award to the System Management Participant;

         (iii) With respect to Performance Share Units: A
               Deferral Election must be made no later than the date that precedes by six months the earliest date such Equity Award may be made to the System Management Participant; and

          (iv) With respect to Incentive Compensation used to purchase
               EAIP Equity Awards: A Deferral Election must be made with respect to the Incentive Compensation used to purchase such EAIP Equity Awards prior to the beginning of the performance year with respect to which such Incentive Compensation relates.

          Provided, however, that, the Committee shall accept as binding on the Plan any Deferral
          Election signed and returned by a System
          Management Participant to the Committee, or its delegate, no later than December 31, 2001, which applies to:

          (v) Delivery of shares of stock upon an exercise of nonstatutory options using mature shares in the next succeeding calendar year;

          (vi) Performance Share Units expected to be awarded upon such date or dates each of which is not earlier than the first business day of the calendar year immediately following the Effective Date of this Article XII; and

         (vii) EAIP Equity Awards subject to a deferral period expiring not earlier than the first business day of the calendar year immediately following the Effective Date of this Article XII.

12.03 Deferred Amount; Deferral Receipt Date.   Each
      Deferral Election may defer receipt of an amount of any Deferrable Benefit, which may be less than the entire amount of such Deferrable Benefit (a "Deferred Amount"). Each Deferred Amount may be expressed as a number of units or a percentage (in 10 percent increments) of the total of such Deferrable Benefit due the System Management Participant. Receipt of each Deferred Amount may be deferred to such date or dates as System Management Participant shall specify in such Deferral Election (each, a "Deferral Receipt Date"), provided that:

     (a)  A Deferral Receipt Date shall be not less than two
          (2) years following the date on which the Deferred
          Amount would otherwise be paid to the System
          Management Participant; and

     (b) the Deferral Receipt Date shall in no event be later than the date on which the System Management Participant terminates employment unless such System Management Participant terminates employment with a System Company due to (i) retirement in accordance with the terms and conditions of the Entergy Corporation-sponsored qualified defined benefit plan in which the System Management Participant participates
          ("Retirement"); (ii) Retirement following the System Management Participant's long term disability under the Entergy Corporation-sponsored long-term disability plan in which the System Management Participant participates ("Long-Term Disability"); or (iii) a "Qualifying Event" (as defined in the System Executive Continuity Plan of Entergy Corporation and Subsidiaries), in which case deferral can be postponed beyond termination of employment, but in no event later than death.

12.04 Deferral Election Procedure.  Each Deferral
      Election shall be effective upon its execution and delivery to the Committee (or its delegate), provided such delivery is made in accordance with the time or times specified in subsection 12.02(b). Once made, a Deferral Election may not be revoked or modified. However, further irrevocable elections to defer receipt of previously deferred benefits (each, a "Successive Deferral Election") to a subsequent Deferral Receipt Date may be made in writing by a System Management Participant by execution and delivery of an appropriate written election to the Committee (or its delegate), provided always that:

     (a) No Successive Deferral Election may be made if the existing Deferral Receipt Date is less than six months from the date of delivery to the Committee
          (or its delegate) of such election;

     (b) A subsequent Deferral Receipt Date shall be not less than two (2) years following the date at which the System Management Participant makes a Subsequent Deferral Election under this section;
          and

     (c) No Successive Deferral Election may be made following the System Management Participant's termination of employment unless the System
          Management Participant terminates employment with a System Company due to Retirement, Long-Term
          Disability, or a Qualifying Event, in which case deferral can be postponed beyond termination of employment, but in no event later than death.

     The Committee shall have the sole and exclusive authority and discretion to establish rules, regulations and procedures for the execution and delivery of any Deferral Election (including any Successive Deferral Election) and may condition such elections in any manner that such Committee deems necessary, appropriate or desirable including, without limitation, the complete authority and discretion to delay the effective date of any Deferral Election (including any Successive Deferral Election) or to reject any such Deferral Election (including any Successive Deferral Election) as the Committee deems necessary, appropriate or desirable in order to maintain the orderly and accurate administration of the Plan. If the effective date of the Deferral Election (including any Successive Deferral Election) is delayed pursuant to such authority, the Committee shall notify the System Management Participant of such delay and advise the System Management Participant of the anticipated effective date of such election.

12.05 Forfeiture of Deferred Amounts.  Each Deferral
      Election (including any Successive Deferral Election) shall remain subject to limitations or forfeitures of benefits for
      (a) breach of any of the conditions of receipt of any Award under the Plan and (b) failure of System Management Participant to satisfy any of the conditions necessary to receipt of any Deferrable Benefit.

12.06 Payment of Deferred Amounts. Commencing with the effective date of a System Management Participant's Deferral Election and until the corresponding Deferral Receipt Date, the applicable Deferred Amount shall be accounted for as units (including fractional units) of Common Stock, the number of such units being based on the value of a share of Common Stock on the effective date of such Deferral Election. Units that are the subject of such Deferral Election shall be credited with dividend equivalent amounts equal to all dividends paid with respect to a share of Common Stock during the Deferral Election period and, if applicable, any Successive Deferral Election period(s) ("Dividend Equivalents"). All Dividend Equivalents will be reinvested in additional units as of the payment date of the dividend in respect of which they are awarded. As soon as reasonably practicable following the System Management Participant's Deferral Receipt Date with respect to a Deferred Amount, the Employer shall pay to the System Management Participant, in cash or in shares of Common Stock, as elected by the System Management Participant, an amount equal to (i) the Fair Market Value of a share of Common Stock on the Deferral Receipt Date, multiplied by the number of units then credited to the System Management Participant's account (including units awarded in respect of reinvested Dividend Equivalents) with respect to such Deferred Amount, less (ii) all applicable estimated income tax and employment tax amounts required to be withheld in connection with such payment.

12.07 Acceleration of Deferred Amounts.

     (a) Acceleration on Death. Notwithstanding an irrevocable Deferral Election (including any Successive Deferral Election), if a System Management Participant dies, all of System Management Participant's outstanding Deferral Receipt Dates shall be accelerated, and the entirety of System Management Participant's Deferred Amounts (net of any amounts required to be withheld for federal and state income tax) shall be paid in accordance with the terms of this Plan to any Beneficiary.

     (b)  Hardship Distributions.  At any time a System
          Management Participant may apply to the Committee for a special distribution of all or any part of his Deferred Amounts valued as of the date of his application on account of an immediate and heavy financial need arising from one or more of the following, or similar, events:

          (i) uninsured medical costs resulting from and accident, injury or illness to the System Management Participant and/or members of his immediate family;

          (ii) to prevent the foreclosure or eviction from the System Management Participant's primary residence;

          (iii) funeral expenses for an immediate family member of the System Management Participant;

          (iv) substantial casualty losses; or

          (v) any other emergency conditions in the System Management Participant's financial affairs.

          The office of the Senior Vice-President, Human Resources and Administration for Entergy Services, Inc., on behalf of the Committee, shall consider the circumstances of each such case and the best interest of the System Management Participant and his family and shall have the right, in its sole discretion, if applicable, to allow such a special distribution, or if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. Upon determination that such a special distribution shall be granted, the System Management Participant's employer shall make the appropriate distribution to the System Management Participant from its general assets in respect of the System Management Participant's Deferred Amounts and the Administrator shall accordingly reduce or adjust the Deferred Amounts credited to the Participant. In no event shall the aggregate amount of the special distribution exceed the full value of the Participant's Deferred Amounts. For purposes of this Section, the value of the Participant's Deferred Amounts shall be determined as of the date of the Participant's application for the special distribution.

     (c) Acceleration Subject to Penalty. Notwithstanding the existence in force, with respect to a System Management Participant, of one or more irrevocable Deferral Elections or Successive Deferral Elections, such System Management Participant may require the immediate payment to the System Management Participant of any of the System Management Participant's Deferred Amounts, as determined in accordance with Section 12.06 but substituting the actual payment date for System Management Participant's Deferral Receipt Date, less any amounts withheld to satisfy federal and state income tax withholding obligations, and subject to a penalty on each such accelerated Deferred Amount (prior to withholding for taxes) of ten percent (10%). Such penalty amount shall for all purposes be deemed canceled and not paid to the System Management Participant.

     (d) Acceleration Upon Taxation. Notwithstanding the existence in force, with respect to a System Management Participant, of one or more irrevocable Deferral Elections or Successive Deferral Elections, if the Internal Revenue Service (or any corresponding state income tax authority) prevails in a claim by it that Deferred Amounts constitute taxable income to the System Management Participant or his beneficiary for any taxable year prior to the taxable year in which such Deferred Amounts are scheduled to be distributed to the System Management, such System Management Participant may require the immediate payment to the System Management Participant of such Deferred Amounts, as determined in accordance with Section 12.06 but substituting the actual payment date for System Management Participant's Deferral Receipt Date, that are held to be currently taxable, less any amounts withheld to satisfy federal and state income tax withholding obligations. For purposes of this Section 12.07(d), the Internal Revenue Service or corresponding state income tax authority shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Employer, or the System Management Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Employer and the System Management Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service or corresponding state income tax authority, or a court of applicable jurisdiction with respect to such claim, to an appropriate appeals authority or to a court of higher jurisdiction, within the appropriate time period.

IN WITNESS WHEREOF, the Personnel Committee has caused this
First Amendment to the Entergy Corporation and Subsidiaries
Equity Awards Plan to be executed by its duly authorized representative on the day, month, and year above set forth.

                              PERSONNEL COMMITTEE
                              through the undersigned duly
                              authorized representative

                              __________________________
                              WILLIAM E. MADISON
                              Senior Vice-President,
                              Human Resources and Administration
                              for Entergy Services, Inc.